Exhibit 99.2

850 Morrison Dr • Suite 775 • CHARLESTON, SOUTH CAROLINA 29403 • 854.214.5900 • bakerdonelson.com

November 25, 2025

To the Parties listed on

Schedule I attached hereto.

$561,398,000

DUKE ENERGY CAROLINAS SC STORM FUNDING LLC

SERIES A STORM RECOVERY BONDS

Ladies and Gentlemen:

We have served as South Carolina counsel to Duke Energy Carolinas, LLC (“DEC”), a limited liability company duly organized and existing under the laws of the State of North Carolina and a public utility under the laws of the State of South Carolina, in connection with the issuance and sale on the date hereof by Duke Energy Carolinas SC Storm Funding LLC, a Delaware limited liability company (the “Issuer”), of $561,398,000 aggregate principal amount of the Issuer’s Storm Recovery Bonds (the “Bonds”), which are more fully described in the Registration Statement on Form SF-1 (File Nos. 333-290125 and 333-290125-01) filed on September 9, 2025 (the “Registration Statement”), as amended by Amendment No. 1 thereto filed October 22, 2025 and the preliminary prospectus, subject to completion, dated October 22, 2025 (the “Preliminary Prospectus”), which was filed with the Securities Exchange Commission (the “SEC”), pursuant to Rule 424(b)(3) of the rules and regulations of the SEC and the final prospectus, dated November 14, 2025 which was filed with the SEC pursuant Rule 424(b)(1) of the rules and regulations of the SEC (the “Final Prospectus”). The Bonds are being sold pursuant to the provisions of the Underwriting Agreement dated November 14, 2025 (the “Underwriting Agreement”) between DEC, the Issuer, and underwriters named in Schedule I to the Underwriting Agreement. The Bonds are being issued under the provisions of the Indenture dated as of the date hereof (the “Indenture”) between the Issuer, U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”), and U.S. Bank National Association, as Securities Intermediary and Account Bank. According to the Indenture, the Indenture Trustee holds the storm recovery property described below (the “Storm Recovery Property”) as collateral security for the payment of the Bonds.

In 2022, the South Carolina legislature first enacted the Storm Damage Recovery Law, codified as Section S.C. Code Ann. § 58-27-1100 et seq. of the South Carolina Code of Laws Annotated. The Storm Damage Recovery Law was amended in 2025. The Storm Damage Recovery Law allows public utilities to access lower-cost funds through storm recovery bonds pursuant to financing orders issued by the Commission. The Storm Damage Recovery Law permits the Commission to impose nonbypassable storm recovery charges on all existing or future customers receiving transmission or distribution service, or both, from DEC or its successors or assignees under Commission-approved rate schedules or under special contracts sufficient to pay principal of and interest on the bonds and other administrative expenses of the offering. The Commission governs the amount and terms for collections of these storm recovery charges through one or more financing orders issued to DEC. Upon the transfer of storm recovery property to an assignee or the issuance of the bonds, whichever is earlier, the financing orders are irrevocable. Except for changes made pursuant to the formula-based true-up mechanism, the Commission may not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust recovery charges approved in the financing order.

The State of South Carolina (the “State”) and its agencies, including the Commission, have pledged and agreed with the bondholders that the State and its agencies will not take any of the following actions:

•	altering the provisions of the Storm Damage Recovery Law, which authorize the Commission to create an irrevocable contract right or chose in action by the issuance of a financing order, to create storm recovery property, and make the storm recovery charges imposed by a financing order irrevocable, binding, or nonbypassable charges;

•	taking or permitting any action that impairs or would impair the value of storm recovery property or the security for the storm recovery bonds, or revises the storm recovery costs for which storm recovery is authorized;

•	in any way impairing the rights and remedies of the bondholders, assignees, and other financing parties; or

•	except for changes made pursuant to the formula-based adjustment mechanism authorized under the Storm Damage Recovery Law, reducing, altering, or impairing storm recovery charges that are to be imposed, billed, charged, collected, and remitted for the benefit of the bondholders, any assignee and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed in connection with the related storm recovery bonds, have been paid and performed in full.[1]

(the “State Pledge”). Nothing in the State Pledge will preclude limitation or alteration if full compensation is made by law for the full protection of the storm recovery charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with the electric utility.2

On March 21, 2025, DEC filed with the Commission a petition for a storm securitization financing order. Consistent with the Storm Damage Recovery Law, the Storm Recovery Property was created in favor of DEC pursuant to a financing order issued by the Commission on August 1, 2025, in Docket No. 2025-65-E, (the “Order”). On the date hereof and simultaneous with the issuance of the Bonds, the Storm Recovery Property was sold and assigned to the Issuer in accordance with the provisions of a Storm Recovery Property Purchase and Sale Agreement between DEC and the Issuer in consideration for the payment by the Issuer.

1 S.C. Code Ann. § 58-27-1155(A).

2 Id.

QUESTIONS PRESENTED

You have requested our reasoned opinion with respect to the following questions presented under the South Carolina Constitution:

1.              Whether a South Carolina Court would conclude:

(a) that the State Pledge constitutes a contractual relationship between the Bondholders and the State of South Carolina; and

(b) under applicable State of South Carolina constitutional principles relating to the impairment of contracts, that, absent full provisions made by law for the protection of the Storm Recovery Charges collected pursuant to a financing order and of the bondholders and any assignee or financing party entering into a contract with DEC, the South Carolina legislature could not enact legislation that: (A) repeals or amends the State Pledge; (B) repeals or amends the Financing Act; (C) alters, impairs, or reduces the Storm Recovery Property; or (D) alters, impairs, or reduces the Storm Recovery Charges so as to impair: (i) the terms of the Indenture or the Bonds; or (ii) the rights and remedies of the Bondholders (or the Indenture Trustee acting on their behalf) if such repeal, amendment or other action would prevent the payment of the Bonds or would substantially affect the security for the Bonds;3

2.              Whether a South Carolina Court would conclude that the State of South Carolina would be required to pay just compensation to the Bondholders if the State of South Carolina, including the exercise of its legislative powers, undertook any action in contravention of the State Pledge that: (a) constituted a permanent appropriation of a substantial property interest of the Bondholders in the Storm Recovery Property or denied all economically beneficial or productive use of the Storm Recovery Property; (b) destroyed the Storm Recovery Property, other than in response to emergency conditions; or (c) substantially altered, impaired, or reduced the Storm Recovery Charges, Storm Recovery Property, the Financing Order, or any rights thereunder so as to unduly interfere with the reasonable expectations of the Bondholders arising from their investments in the Bonds (a “Taking”); and

3.              Whether any attempt by the State of South Carolina or any agency or instrumentality of the State of South Carolina to repeal or amend the Financing Act or the Financing Order or to take other action in contravention of the State Pledge would be subject to preliminary injunction if a South Carolina Court hearing a request therefor finds (i) that the party requesting such injunctive relief has a likelihood of success on the merits, (ii) that such party will suffer irreparable harm if the preliminary injunctive relief is not granted, (iii) that no adequate, alternative remedy at law exists and (iv) that the issuance of such injunctive relief would not adversely affect the public interest; further, upon final adjudication of the challenged repeal, amendment or other action, the alleged wrongful conduct would be subject to a permanent injunction if the petitioning party succeeds on the merits and the Court hearing a request therefor makes the findings set forth in clauses (ii) through (iv).

3 Any impairment described in clause (i) or (ii) is referred to herein as an “Impairment.”

OPINIONS

Based on our review of the relevant judicial authority, and subject to the qualifications, limitations, and assumptions set forth in this letter (including the assumption that any Impairment would be “substantial”), it is our opinion that a reviewing court in South Carolina of competent jurisdiction, in a properly prepared and presented case:

(1)	would conclude, with respect to the questions presented above in (1)(a) and (b), that the State Pledge constitutes a contractual relationship between the Bondholders and the State and that, absent a demonstration by the State that an Impairment is necessary to further a significant and legitimate public purpose, the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the State Contract Clause the constitutionality of any legislative action of the State of South Carolina that becomes law (“Legislative Action”) that is determined by such court to cause an Impairment before the Bonds are fully paid and discharged;

(2)	would conclude, with respect to the questions presented above in (2), that under the State Takings Clause, the State is required to pay just compensation to the Bondholders if the State’s repeal or amendment of the Storm Damage Recovery Law or taking of any other action in contravention of the State Pledge constituted a Taking; and

(3)	would conclude, with respect to the question presented above in (3), that, under South Carolina state law, preliminary injunctive relief may be available where the party requesting such injunctive relief demonstrates that (i) it has a likelihood of success on the merits, (ii) it will suffer irreparable harm if the preliminary injunctive relief is not granted, and (iii) that no adequate, alternative remedy at law exists; and (iv) that a permanent injunction may be available if the party succeeds on the merits.

We note that this letter is limited solely to the laws of the State of State Carolina. Our opinions are based on (x) our evaluation of existing precedent and (y) arguments related to the factual circumstances likely to exist at the time of a State Contract Clause or State Takings Clause challenge to Legislative Action or other State action. Such precedent and such circumstances could change materially from those discussed below. Accordingly, the opinions herein are intended to express our belief as to the result that should be obtainable through the proper application of existing judicial decisions in a properly prepared and presented case. None of the foregoing opinions are intended to be a guaranty as to what a particular court would hold; rather, each such opinion is an expression as to the decision a court ought to reach if the issue were properly prepared and presented and the court followed what we believe to be the applicable legal principles under existing precedent.

In addition, we are not aware of any reported controlling precedent that is directly on point with respect to the questions presented above. Thus, our analysis is a reasoned application of judicial decisions involving similar or analogous circumstances. Moreover, the application of equitable principles (including the issuance of injunctive relief) is subject to the discretion of the court asked to apply them. We cannot predict the facts and circumstances that will be present in the future and may be relevant to the exercise of such discretion. As a result, there can be no assurance that a court will follow our reasoning or reach the conclusions that we believe are supported by current law and precedent. The recipients of this letter should assess these considerations in analyzing the risks associated with the subject transaction.

DISCUSSION

I.	THE STATE CONTRACT CLAUSE

The State Contract Clause provides that “[n]o . . . law impairing the obligation of contracts . . . shall be passed . . . .”4 The general purpose of the State Contract Clause is to encourage trade and credit by promoting confidence in the stability of contractual obligations.5 Accordingly, it is well-settled that the State Contract Clause limits the power of the State to modify its own contracts, as well as those between private parties.6 Although the State Contract Clause appears to proscribe any law impairing the obligation of contracts, the Supreme Court of South Carolina has made clear that the Clause’s proscription “is not an absolute one and is not to be read with literal exactness like a mathematical formula.”7 And, while the State Contract Clause prohibits the government from arbitrarily impairing the obligations of contract, there must be a careful balancing of the competing interests involved.8

In interpreting the State Contract Clause, the Supreme Court of South Carolina has followed federal precedent construing the Federal Contract Clause.9 Thus, to determine whether the State Contract Clause limits application of certain laws, South Carolina courts apply the following three-part test:

4 S.C. Const. art. I, § 4.

5 Citizens for Lee County, Inc. v. Lee County, 308 S.C. 23, 30 (1992).

6 S.C. Pub. Serv. Auth. v. Citizens and Southern Nat. Bank of S.C., 300 S.C. 142, 164 (1989).

7 Kirven v. Central States Health & Life Co., of Omaha, 409 S.C. 30, 40 (2014) (internal quotation marks and citations omitted).

8 Citizens for Lee County, 308 S.C. at 30.

9 Ken Moorhead Oil Co. v. Federated Mut. Ins. Co., 323 S.C. 532, 539 (1996); S.C. Pub. Serv. Auth. v. Citizens and Southern Nat. Bank of S.C., 300 S.C. 142, 164 (1989) (“The South Carolina Supreme Court now applies the same standard for analyzing claims under the state constitution as the federal courts apply.”); G-H Ins. Agency, Inc. v. Continental Ins. Co., 278 S.C. 241, 246 (1982) (“The mandate of the state and federal constitutions relating to impairment of contracts is basically the same.”).

First, the Court must determine whether the State law has in fact operated as a substantial impairment of a contractual relationship. If the State regulation constitutes a substantial impairment, the State, in justification, must have a significant and legitimate public purpose behind the regulation. Once a legitimate public purpose has been identified, the next inquiry is whether the adjustment of contractual rights is based upon reasonable conditions and is of a character appropriate to the public purpose.10

Additionally, in cases involving a contract with the State, the “reserved powers doctrine” requires the reviewing court to ask whether the General Assembly has “surrender[ed] an essential attribute of [the State’s] sovereignty,” which it may not do.11

The following subparts address: (1) whether a contract exists between the State and the Bondholders; (2) if so, whether that contract violates the “reserved powers” doctrine; and (3) the State’s burden in justifying an Impairment. The determination of whether a Legislative Action constitutes a substantial impairment of a particular contract is a fact-specific analysis,12 and nothing in this letter expresses an opinion as to how a court of competent jurisdiction would resolve that issue with respect to the Order, the Storm Recovery Property, or the Bonds. Therefore, we assume for purposes of this letter that any Impairment resulting from a challenged Legislative Action would be substantial under the State Contract Clause.

A.	The Existence of a Contractual Relationship

Legislation may, in certain circumstances, give rise to a contractual relationship. The existence of a contract generally is a question of state law.13 However, there is a general presumption that “absent some clear indication that [a] legislature intends to bind itself contractually, . . . ‘a law is not intended to create private contractual or vested rights but merely declares a policy to be pursued until the legislature shall ordain otherwise.’ ”14 That presumption arises from the principle that a legislature’s primary function “is not to make contracts, but to make laws that establish the policy of the state.”15

10 Kirven, 409 S.C. at 40-41; see also Citizens for Lee County, 308 S.C. at 30 (“The United States Supreme Court in United States Trust Co. v. New Jersey, 431 U.S. 1, 97 S.Ct. 1505, 52 L.Ed.2d 92 (1977), set forth an analysis for determining whether a violation of the Contract Clause of the Federal Constitution has occurred. First, there must be a preliminary determination that there exists a technical impairment of the contract. Second, such impairment must be unconstitutional; and there must be a substantial impairment of the parties' rights under the contract. Finally, it must be ascertained whether the impairing law is reasonable and necessary under the circumstances.”).

11 U.S. Trust Co. v. New Jersey, 431 U.S. 1, 23 (1977); Shealy v. Southern Ry. Co., 127 S.C. 15, 120 S.E. 561, 562 (1924) (“[T]he state cannot barter away the right to use the police power, and cannot by any contract divest itself of the power to provide for acknowledged objects of legislation falling within the domain of the police power.”).

12 For purposes of determining whether there is a substantial impairment of contract, South Carolina courts consider whether the law in question altered the reasonable expectations of the parties. Kirven, 409 S.C. at 41; see Mibbs, Inc. v. S.C. Dep’t of Revenue, 337 S.C. 601, 608 (1999) (acknowledging there is “no substantial impairment of a contract where the subject of the contract is a highly regulated business whose history makes further regulation foreseeable”); but see Rick’s Amusement, Inc. v. State, 351 S.C. 352, 361 (2001) (making clear that its ruling does not affect the certainty of contracts in other highly regulated field like banking and insurance).

13 Alston v. City of Camden, 322 S.C. 39, 44, 471 S.E.2d 174, 177 (1996).

14 Nat’l R.R. Passenger Corp. v. Atchison, Topeka & Santa Fe Ry. Co., 470 U.S. 451, 465–66 (1985) (quoting Dodge v. Bd. of Education, 302 U.S. 74, 79 (1937)), quoted and cited with approval in Alston v. City of Camden, 322 S.C. at 45-46, 471 S.E.2d at 177-178.

15 Id. at 466 (citing Ind. ex. Rel. Anderson v. Brand, 303 U.S. 95, 104–05 (1938)), quoted in Alston, 322 S.C. at 46, 471 S.E.2d at 178.

The general presumption against a contractual relationship may be overcome where the language of the statute at issue indicates an intent to create contractual rights. To determine whether a contract has been created by a statute, “it is of first importance [to courts] to examine the language of the statute.”16

The United States Supreme Court has held that a statute creates a contractual relationship between a state and private parties if the statute contains adequate language of contractual undertaking.17 A statutory contract is created “when the language and circumstances evince a legislative intent to create private rights of a contractual nature enforceable against the State.”18

The decision of the Supreme Court of South Carolina in S.C. Pub. Serv. Auth. v. Summers, 282 S.C. 148 (1984), is instructive and supports the conclusion that the State Pledge creates a contractual relationship between the State and the Bondholders. The Summers Court held that a statutory pledge by the State to “not alter or limit the rights” arising from bonds constituted a contract between a State entity and bondholders. The statutory pledge at issue in Summers included the following relevant text:

The State of South Carolina does hereby pledge to and agree with any person, firm or corporation, the government of the United States and any corporation or agency created, designated or established by the United States, subscribing to or acquiring the notes, bonds, evidence of indebtedness or other obligations to be issued by the Public Service Authority for the construction of any project, that the State will not alter or limit the rights hereby vested in the Public Service Authority until the said notes, bonds, evidence of indebtedness or other obligations, together with the interest thereon, are fully met and discharged....19

16 Dodge, 302 U.S. at 78; see, e.g., Alston, 322 S.C. at 46-47, 471 S.E.2d at 178 (analyzing the language of the City ordinance); S.C. Pub. Serv. Auth. v. Summers, 282 S.C. 148 (1984) (analyzing the language of the state statute).

17 See Brand, 303 U.S. at 104–05 (noting that “the cardinal inquiry is as to the terms of the statute supposed to create such a contract”); U.S. Trust, 431 U.S. at 17–18, 18 n.14.

18 U.S. Trust, 431 U.S. at 18 n.14.

19 S.C. Pub. Serv. Auth. v. Summers, 282 S.C. 148, 154, 318 S.E.2d 113, 116 (1984).

The Summers Court found that the above statutory pledge—which is similar to the State Pledge and which the State made and which the bonds referred to and incorporated— created “a contract protected by the contract clause, as the bonds themselves constitute a contract between the South Carolina Public Service Authority and its bondholders.”20

Decisions of the United States Supreme Court also support the conclusion that the State Pledge creates a contractual relationship between the State and the Bondholders. In U.S. Trust Co. v. New Jersey, 431 U.S. 1 (1977), the Court affirmed the trial court’s uncontested finding that a statutory covenant between two states that benefitted the holders of certain bonds gave rise to a contractual obligation between the states and those bondholders.21 The covenant at issue limited the ability of the Port Authorities of New York and New Jersey to subsidize rail-passenger transportation with revenues and reserves pledged as security for various bonds. In finding the existence of a contract between the states and the bondholders, the Court emphasized that “[t]he intent to make a contract is clear from the statutory language: ‘The 2 States covenant and agree with each other and with the holders of any affected bonds.’”22

Similarly, in Ind. ex. Rel. Anderson v. Brand, 303 U.S. 95 (1938), the United States Supreme Court held that the Indiana Teachers’ Tenure Act formed a contract between the state and specified teachers because the statutory language evidenced a clear contractual intent. The Brand Court based its decision on the legislature’s repeated and intentional use of the word “contract” throughout the statute to describe the legal relationship between the state and the impacted teachers.23 “The title of the act,” too, was “couched in terms of contract,” and “[t]he tenor of the act indicate[d] that the word ‘contract’ was not used inadvertently or other than its usual legal meaning.”24

20 In Summers, the Supreme Court of South Carolina affirmed the trial court’s ruling that the imposition of ad valorem property taxes on property of the South Carolina Public Service Authority violated the State Contract Clause, finding that the tax exemption granted the South Carolina Public Service Authority was an important security provision to the bondholders, which could not be altered or repealed, and that the imposition of ad valorem property taxes clearly impaired this security provision as well as the State's covenant not to alter any rights of the South Carolina Public Service Authority. Summers, 282 S.C. at 154-55, 318 S.E.2d at 116. Notably, Appellants also argued that a subsequent constitutional amendment had repealed the property tax exemptions, but the Court determined that the State Contract Clause protects against this type of repeal and that “[a] legislative act which creates a contract may not be impaired or repealed by a subsequent constitutional amendment.” Summers, 282 S.C. at 155, 318 S.E.2d at 116-17 (citing Columbia Water Power Co. v. Campbell, 75 S.C. 34, 54 S.E. 833 (1906)).

21 U.S. Trust, 431 U.S. at 17–18.

22 Id. at 18 (quoting 1962 N.J. LAWS, c. 8, § 6; 1962 N.Y. LAWS, c. 209, § 6).

23 Brand, 303 U.S. at 105. That said, the mere use of the word “contract,” without more, will not necessarily establish the requisite contractual intent. See Nat’l R.R., 470 U.S. at 470. Indeed, in National Railroad, the Court found that the use of the word “contract” in the Rail Passenger Service Act defined only the relationship between the newly created nongovernmental corporation Amtrak and the railroads, not a contractual relationship between the United States and the railroads. The Court made clear that “[l]egislation outlining the terms on which private parties may execute contracts does not on its own constitute a statutory contract.” Id. at 467.

24 Brand, 303 U.S. at 105.

The above State and United States Supreme Court cases support our conclusion that a South Carolina court would find that the State Pledge constitutes a contract. Like the language of the covenant considered in Summers, the language of the State Pledge evidences the South Carolina General Assembly’s intent to bind the State. In particular, the State Pledge provides, in pertinent part, that “[t]he State and its agencies, including the commission, pledge and agree with bondholders, the owners of the storm recovery property, and other financing parties that the State and its agencies will not take any action listed in [S.C. Code Ann. §  58-27-1155(A)]. . . .”25 Similar to the terms “covenant” and “agree” quoted in U.S. Trust, and the word “contract” in Brand, the State Pledge’s use of the terms “pledge” and “agree” evince a desire to create private rights of a contractual nature enforceable against the State. And “[t]he tenor of the” State Pledge, as in Brand, indicates that those words were “not used inadvertently or other than [in their] usual legal meaning.”26 Also consistent with the language at issue in U.S. Trust, the State Pledge names the beneficiaries of the State’s pledge and agreement.27 Finally, it is significant that the State authorized an issuer of Storm Recovery Bonds to include the State Pledge in contracts with the holders of Storm Recovery Bonds (such as the Bondholders).28 In sum, there is ample evidence to overcome the general presumption against statutory contracts and to conclude that the State Pledge creates a contractual relationship between the State and the Bondholders under the State Contract Clause. Perhaps equally important, we are unaware of any circumstances surrounding the enactment of the Storm Damage Recovery Law suggesting that the South Carolina General Assembly did not intend to bind contractually the State through the State Pledge.

B.	The Reserved Powers Doctrine

As noted, the reserved powers doctrine limits the State’s ability to contract away an essential attribute of its sovereignty.29 According to this doctrine, a contract is void as a matter of law if the contract purports to surrender a state’s “reserved powers.” Although the scope of the reserved powers doctrine has not been precisely defined by courts, United States Supreme Court case law has established that a state cannot enter into contracts that forbid the exercise of the state’s police powers or the state’s power of eminent domain.30 On the other hand, the United States Supreme Court has made clear that a state’s “power to enter into effective financial contracts cannot be questioned,” and promises that are “purely financial” do not necessarily compromise a state’s reserved powers.31

25 S.C. Code Ann. § 58-27-1155(A).

26 Brand, 303 U.S. at 105.

27 S.C. Code Ann. § 58-27-1155(A) (“The State and its agencies, including the commission, pledge and agree with bondholders, the owners of the storm recovery property, and other financing parties . . . .”).

28 S.C. Code Ann. § 58-27-1155(B) (“Any person or entity that issues storm recovery bonds may include the language specified in this section in the storm recovery bonds and related documentation.”).

29 U.S. Trust, 431 U.S. at 23.

30 Id. at 23–24, 24 nn.20–21 (citing Stone v. Mississippi, 101 U.S. 814, 817 (1880); W. River Bridge Co. v. Dix, 47 U.S. 507, 525–26 (1848)).

31 Id. at 24-25; see also Cont’l Ill. Nat’l Bank & Trust Co. v. Washington, 696 F.2d 692, 699 (9th Cir. 1983) (“Thus, insofar as the purely financial aspects of the agreement are concerned, reservations are not to be lightly inferred.”).

In South Carolina, the South Carolina Supreme Court has likewise concluded that the General Assembly may not contract away its police powers:

It is a fundamental principle of constitutional law that in matters relating to the police power each successive Legislature is of equal authority, and that a legislative body cannot part with its right to exercise such power, but that it inherently has authority to use the police power again and again, as often as the public interests may require. It has been said that the governmental power of self-protection cannot be contracted away, nor can the exercise of rights granted nor the use of property be withdrawn from the implied liability to governmental regulation in particulars essential to the preservation of the community from injury. These principles are embodied in the familiar rule that the [s]tate cannot barter away the right to use the police power, and cannot by any contract divest itself of the power to provide for acknowledged objects of legislation falling within the domain of the police power. Accordingly, the Legislature cannot surrender or limit such powers either by affirmative action or by inaction, or abridge them by any grant, contract, or delegation whatsoever. The discretion of the Legislature cannot be parted with any more than the power itself.32

Based on existing case law, it is our opinion that a South Carolina court would find that the State Pledge does not improperly surrender any reserved powers of the State. Although the State’s commitment to not take or permit “any action that impairs or would impair the value of storm recovery property or the security for the storm recovery bonds, or revises the storm recovery costs for which storm recovery is authorized” is arguably broader than the commitment in U.S. Trust (that revenues and reserves securing bonds would not be depleted beyond a certain level),33 the State Pledge importantly does not contract away or forbid the future exercise of the State’s power of eminent domain or police power to protect public health and safety. Instead, the State Pledge provides that, through “financing order[s]” (like the Order), the State will authorize electric utilities to issue “storm recovery bonds” (such as the Bonds) and that the State, via the State Pledge, will not impair the value of the “storm recovery property” (i.e., the Storm Recovery Property) securing such instruments. In other words, the State Pledge constitutes an agreement made by the State not to impair the financial security for storm recovery bonds to foster the capital markets’ acceptance of such bonds, which are expressly authorized and will be issued to facilitate the recovery of the costs of catastrophic storms. As such, we believe that the State Pledge is akin to the “financial contract” involved in U.S. Trust, and therefore would not be viewed as an impermissible surrender of an essential attribute of state sovereignty. Additionally, the Supreme Court of South Carolina’s upholding of a pledge similar to the State Pledge in Summers supports this conclusion.

32 Shealy, 127 S.C. 15, 120 S.E. at 562.

33 S.C. Code Ann. § 58-27-1155(A)(2); U.S. Trust, 431 U.S. at 25.

C.	The State’s Burden to Justify an Impairment

If the State were to substantially impair the contract with the Bondholders, the State, in order to survive scrutiny under the State Contract Clause, would have to demonstrate “a significant and legitimate public purpose” behind that substantial impairment. 34 Additionally, the State also would have to show that “the adjustment of contractual rights is based upon reasonable conditions and is of a character appropriate to the public purpose.”35 Notably, when the State is a party to the contract it seeks to impair by subsequent legislation, heightened scrutiny by the court is appropriate. 36

“Traditional analysis of reasonableness and necessity focuses on such issues as (1) whether an emergency exists justifying the impairment; (2) whether the law was enacted to protect a basic societal interest, rather than a favored group; (3) whether the law is narrowly tailored to the emergency at hand; (4) whether the imposed conditions are reasonable; and (5) whether the law is limited to the duration of the emergency.”37 Such analysis is case- and fact-specific; however, both the State and United States Supreme Courts have provided a helpful discussion of the contours of the analysis.

For example, in G-H Ins. Agency, Inc. v. Continental Ins. Co., 278 S.C. 241, 246, 294 S.E.2d 336, 339 (1982), the State Supreme Court highlighted that justification for impairment historically has involved temporary measures and a significant public emergency. In doing so, it noted:

Interference is tolerated usually temporarily and to a limited degree, provided the encroachment is for the good of the public and is both reasonable and necessary. [The U.S. Supreme Court decisions in U.S. Trust and Allied Structural Steel Company v. Spannaus, et al., 438 U.S. 234 (1978)], in redefining the parameters of the contract clause protection in the context of contemporary constitutional law, acknowledge that states must possess broad powers to adopt regulatory measures in the furtherance of public interest even if the result will, on occasion, be the impairment of private contracts. The police power is, however, ultimately subject to scrutiny under the contract clauses and the legislation must be upon reasonable conditions and of a character appropriate to the public purpose justifying its adoption.38

34 Kirven, 409 S.C. at 41.

35 Id.

36 Ken Moorhead Oil Co. v. Federated Mut. Ins. Co., 323 S.C. 532, 545, 476 S.E.2d 481, 488 (1996).

37 Ken Moorhead Oil Co., 323 S.C. at 545, 476 S.E.2d at 488-89.

38 G-H Ins. Agency, Inc. v. Continental Ins. Co., 278 S.C. 241, 246, 294 S.E.2d 336, 339 (1982).

The Continental Court also noted prior instances justifying impairment have involved significant and unprecedented public emergencies:

Mr. Justice Stewart, speaking for the [United States] Supreme Court, in Allied Structural Steel Company, Inc., indicated the appropriate considerations to be used in determining the issues of reasonableness and necessity:

If the Contract Clause is to retain any meaning at all, however, it must be understood to impose some limits upon the power of a State to abridge existing contractual relationships, even in the exercise of its otherwise legitimate police power. The existence and nature of those limits were clearly indicated in a series of cases in this Court arising from the efforts of the States to deal with the unprecedented emergencies brought on by the severe economic depression of the early 1930's.

In Home Building & Loan Assn. v. Blaisdell, 290 U.S. 398, 54 S.Ct. 231, 78 L.Ed. 413, the Court upheld against a Contract Clause attack a mortgage moratorium law that Minnesota had enacted to provide relief for homeowners threatened with foreclosure. Although the legislation conflicted directly with lenders' contractual foreclosure rights, the Court there acknowledged that, despite the Contract Clause, the States retain residual authority to enact laws “to safeguard the vital interests of [their] people.” Id., at 434, 54 S.Ct. at 239. In upholding the state mortgage moratorium law, the Court found five factors significant. First, the state legislature had declared in the Act itself that an emergency need for the protection of homeowners existed. Id., at 444, 54 S.Ct., at 242. Second, the state law was enacted to protect a basic societal interest, not a favored group. Id., at 445, 54 S.Ct., at 242. Third, the relief was appropriately tailored to the emergency that it was designed to meet. Ibid. Fourth, the imposed conditions were reasonable. Id., at 445–447, 54 S.Ct., at 242–243. And, finally, the legislation was limited to the duration of the emergency. Id., at 447, 54 S.Ct., at 243.

The Blaisdell opinion thus clearly implied that if the Minnesota moratorium legislation had not possessed the characteristics attributed to it by the Court, it would have been invalid under the Contract Clause of the Constitution. These implications were given concrete force in three cases that followed closely in Blaisdell's wake. 39

39 G-H Ins. Agency, Inc., 278 S.C. at 247-48, 294 S.E.2d at 339-40.

Relying on this federal precedent, the Continental Court held that a contested provision of The South Carolina Automobile Reparation Reformation Act of 1974 was “unconstitutional as an impairment of contractual rights under both the Constitution of South Carolina . . . .” 40 The contested provision would have prohibited an insurance company from terminating its representation by an agency despite the fact that the insurance company’s agreement with the agency (which occurred prior to the Act) provided that it could be terminated by either party at any time by written notice. In finding the state act unconstitutional, the Court emphasized that the contested provision “was not necessary to the accomplishment of the overall purpose of [t]he [a]ct;” that “[t]he impact of the provision was traumatic to some agents and insurance companies;” that “[t]here was no provision for gradual application or a grace period” and “[t]he impact of the proscription was immediate, irrevocable and without limit as to time;” that “the predominant purpose of the challenged provision was to protect the private interests of affected insurance agents rather than any broader societal interest; and that its essential features were not in any event reasonably related to the public purpose asserted for [the] [a]ct [] by the legislature.” 41

In 1934, the United States Supreme Court reiterated that justification for interference is usually temporal in nature. In W.B. Worthen Co. v. Thomas, 292 U.S. 426 (1934), the Court emphasized the importance of the last factor analyzed—i.e., “the temporary and conditional relief which the legislation granted.”42 In that case, the Court addressed a challenge to an Arkansas law providing that money paid to any resident as the insured or beneficiary designated under an insurance policy would be exempt from liability or seizure under judicial process.43 The Court struck down the law under the Federal Contract Clause, noting that the Arkansas law was not a temporary emergency measure like the Minnesota law at issue in Blaisdell. Two other contemporaneous opinions issued by the Court vacated laws passed in response to the economic emergency created by the Great Depression, thereby reinforcing that, to be justified, an impairment must be the result of a reasonable, necessary, and tailored response to a broad and significant public concern.44

Relatedly, the deference courts give to a legislature’s determination of the need for an impairment has turned on whether the contract is a private one or whether the state is a contracting party. The Court has instructed that any deference to legislative judgment as to the necessity and reasonableness of a particular action “is not appropriate” when the state is a party to a contract.45 In that circumstance, a “stricter standard” should apply, for as the Court in Energy Reserves Group, Inc. v. Kan. Power and Light Co., 459 U.S. 400 (1983), pointed out, “[i]n almost every case, the Court has held a governmental unit to its contractual obligations when it enters financial or other markets.”46

40 G-H Ins. Agency, Inc. v. Continental Ins. Co., 278 S.C. at 249, 294 S.E.2d at 340.

41 Id. at 248, 294 S.E.2d at 340.

42 W.B. Worthen Co. v. Thomas, 292 U.S. 426, 434 (1934).

43 Id. at 429–30.

44 See Treigle v. Acme Homestead Ass’n, 297 U.S. 189 (1936); W.B. Worthen Co. v. Kavanaugh, 295 U.S. 56 (1935).

45 U.S. Trust, 431 U.S. at 25–26.

46 459 U.S. at 412–13 n.14.

The leading case involving the impairment of contracts to which the state is a party is U.S. Trust. There, two states agreed not to deplete the revenues and reserves securing certain bonds below a specified level. The states thereafter repealed that promise to finance new mass transit projects, justifying the repeal with the purported need to promote and encourage additional use of public transportation in light of energy shortages and environmental concerns.47 The United States Supreme Court ruled that the states’ action was invalid under the Federal Contract Clause because repeal of the covenant was “neither necessary to achievement of the plan nor reasonable in light of the circumstances.”48 The Court further stated that a modification less drastic than total repeal would have permitted the states to achieve their plan to improve commuter rail service. For instance, the states could have achieved that goal without modifying the covenant at all by “discourag[ing] automobile use through taxes on gasoline or parking, . . .  and use[ing] the revenues to subsidize mass transit projects.”49

The U.S. Trust Court also contrasted the legislation under consideration with the statute challenged in City of El Paso v. Simmons, 379 U.S. 497 (1965), which limited to five years the reinstatement rights of defaulting purchasers of land from the state. For many years prior to the enactment of that statute, defaulting purchasers were allowed to reinstate their claims upon written request and payment of delinquent interest unless the rights of third parties had intervened. In U.S. Trust, the Court opined that this older statute “had effects that were unforeseen and unintended by the legislature when originally adopted” in that “speculators were placed in a position to obtain windfall benefits.”50 Thus, according to the Court, the state’s adoption of a statute of limitations was reasonable to restrict parties to gains expected from the contract when the original statute was adopted. By comparison, the need for mass transportation in New York and New Jersey was not a new development and the likelihood that publicly owned commuter railroads would produce substantial deficits was well known when the states adopted the covenant.51

The U.S. Trust Court also distinguished its prior holding in Faitoute Iron & Steel Co. v. City of Asbury Park, 316 U.S. 502 (1942), which was then the “only time in th[e 20th] century that alteration of a municipal bond contract ha[d] been sustained.”52 Faitoute involved a state municipal reorganization act under which bankrupt local governments could be placed in receivership by a state agency. The holders of certain municipal revenue bonds received new securities bearing lower interest rates and later maturities. As discussed in U.S. Trust, the Faitoute Court rejected the bondholders’ Federal Contract Clause claims because the “old bonds represented only theoretical rights; as a practical matter the city could not raise its taxes enough to pay off its creditors under the old contract terms,” and thus the plan “enabled the city to meet its financial obligations more effectively.”53 U.S. Trust explained that the obligation in Faitoute was “discharged, not impaired” by the plan.54

47 431 U.S. at 28–29.

48 Id. at 29.

49 Id. at 30 n.29.

50 Id. at 31.

51 Id. at 31–32.

52 Id. at 27.

53 Id. at 28.

54 Id.

At bottom, the case law demonstrates that the State bears a substantial burden in attempting to justify a significant impairment of a contract to which it is a party. That is because a state action that impairs contracts to which it is a party must further a significant, legitimate, and broad public purpose, and that public purpose must be served by a reasonable, necessary, and carefully tailored measure as “a State is not free to impose a drastic impairment when an evident and more moderate course would service its purposes equally well.”55

In conclusion, subject to the qualifications, limitations, and assumptions set forth in this letter, it is our opinion that a reviewing South Carolina court of competent jurisdiction, in a properly prepared and presented case, would conclude that the State Pledge constitutes a contractual relationship between the Bondholders and the State. We are also of the view that, absent a demonstration by the State that an Impairment is necessary to further a significant and legitimate public purpose, the Bondholders (or the Indenture Trustee acting on their behalf) could successfully challenge under the State Contract Clause the constitutionality of any Legislative Action determined by such court to alter, impair, or reduce the value of the Storm Recovery Property or the Storm Recovery Charges so as to cause an Impairment before the Bonds are fully paid and discharged.

II.	THE STATE TAKINGS CLAUSE

The State Takings Clause provides that private property shall not be taken . . . for public use without just compensation being first made for the property.56 “South Carolina courts have embraced federal takings jurisprudence as providing the rubric under which [they] analyze whether an interference with someone's property interests amounts to a constitutional taking,”57 and “[t]he takings analysis under the South Carolina Constitution is identical to the analysis under federal law.”58

55 U.S. Trust, 431 U.S. at 31.

56 S.C. Const. art. I, § 13.

57 Applied Bldg. Sciences, Inc. v. Dep’t of Commerce, 442 S.C. 421, 428 (2024) (quoting Hardin v. S.C. Dep’t of Transp., 371 S.C. 598, 604, 641 S.E.2d 437, 441 (2007)).

58 Braden’s Folly, LLC v. City of Folly Beach, 439 S.C. 171, 190 at n. 17, 886 S.E.2d 674, 684 at n. 17 (2023) (citing Byrd v. City of Hartsville, 365 S.C. 650, 656 at n.6, 620 S.E.2d 76, 79 at n.6 (2005).

Parties claiming a taking must first show they have a legitimate property interest.59 That interest may be tangible or intangible.60 The existence of property interests is often determined by reference to sources such as state law,61 and in South Carolina, “[p]roperty interests ‘are created and their dimensions are defined by existing rules or understandings that stem from an independent source such as state law—rules or understandings that secure certain benefits and that support claims of entitlement to those benefits.’”62 The sufficiency of the expectation of entitlement depends largely upon the extent to which the statute contains mandatory language.63

The United States Supreme Court has suggested that the Federal Takings Clause—the analysis of which is identical to the State Takings Clause according to the Supreme Court of South Carolina—may be implicated by a diverse range of government actions, including when the government (1) permanently appropriates or denies all economically productive use of property;64 (2) destroys property other than in response to emergency conditions;65 and (3) reduces, alters, or impairs the value of property so as to unduly interfere with reasonable investment-backed expectations.66 To decide whether a particular interference is “undue,” courts have considered the nature of the governmental action and weighed the public purpose served by the action against the degree to which it interferes with legitimate property interests and/or investment-backed expectations.67 The Supreme Court of South Carolina has also recognized that “[e]conomic regulation may effect a taking.”68

59 Grimsley v. SLED, 396 S.C. 276, 283-84, 721 S.E.2d 423, 427 (2012).

60 See Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1003 (1984).

61 Hardin, 371 S.C. at 604, 641 S.E.2d at 441.

62 Grimsley, 396 S.C. at 284, 721 S.E.2d at 427 (quoting Snipes v. McAndrew, 280 S.C. 320, 324, 313 S.E.2d 294, 297 (1984) (citing Bd. of Regents of State Colls. v. Roth, 408 U.S. 564 (1972))).

63 Id.

64 See, e.g., Connolly v. Pension Benefit Guar. Corp., 475 U.S. 211, 225 (1986); Palazzolo v. Rhode Island, 533 U.S. 606, 617 (2001); Lucas v. S.C. Coastal Council, 505 U.S. 1003, 1027–28 (1992); United States v. Sec. Indus. Bank, 459 U.S. 70, 77 (1982).

65 The emergency exception to the just compensation requirement of the Federal Takings Clause often arises in cases involving the government’s activities during military hostilities. See, e.g., Nat’l Bd. of Young Men’s Christian Ass’ns v. United States, 395 U.S. 85 (1969); United States v. Cent. Eureka Mining Co., 357 U.S. 155 (1958). Of note, though, the exception is not limited to wartime activities. See Miller v. Schoene, 276 U.S. 272 (1928).

66 See Connolly, 475 U.S. at 224–25; Cent. Eureka Mining, 357 U.S. 155.

67 See, Rick’s Amusement, Inc. v. State, 351 S.C. 352, 357, 570 S.E.2d 155, 157 (2001).

68 Id. (citing Eastern Enterprises v. Apfel, 524 U.S. 498 (1998)).

As the Supreme Court of South Carolina discussed in Braden’s Folly, LLC v. City of Folly Beach, 439 S.C. 171, 886 S.E.2d 674 (2023), the United States Supreme Court has identified two categories of regulatory action that constitute per se takings: (1) regulations that require a property owner to suffer a permanent physical invasion of property,69 and (2) regulations that deprive the owner of all economically beneficial use of the property.70 Other than these two narrow categories, regulatory takings challenges are generally governed by the three-part balancing test set forth in Penn Central Transportation Co. v. City of New York, 438 U.S. 104 (1978).71 To determine whether the regulation denies the property owner “economically viable use” of the property and therefore constitutes a taking, that test requires the court to consider three factors: “(1) the economic impact of the regulation on the claimant; (2) the extent to which the regulation has interfered with distinct investment-backed expectations; and (3) the character of the governmental action”72 with “[m]ore recent cases describ[ing] the second factor as the degree of interference with ‘reasonable’ investment-backed expectations.”73

The first Penn Central factor examines the economic impact of the regulation on the claimant. The proposition that “a diminution in property value, standing alone, can establish a taking” has been “uniformly rejected.” 74 Rather, “‘[t]he extent of diminution in value is but one fact for consideration in determining whether governmental action constitutes a taking.’” 75

69 See Loretto v. Teleprompter Manhattan CATV Corp., 458 U.S. 419 (1982) (holding a government regulation that requires a property owner suffer a permanent physical invasion of his property, however minor, will require just compensation).

70 See Lucas v. S.C. Coastal Council, 505 U.S. 1003 (1992) (finding a regulation that completely deprives a property owner of all economically beneficial use of his property amounts to a compensable taking)

71 Braden’s Folly, LLC, 439 S.C. at 192, 886 S.E.2d at 685-86.

72 Braden’s Folly, LLC, 439 S.C. at 193, 886 S.E.2d at 686 (internal quotations and citations omitted); Rick’s Amusement, Inc. v. State, 351 S.C. 352, 357, 570 S.E.2d 155, 157 (2001); Rick’s Amusement, Inc. v. State, 351 S.C. 352, 357, 570 S.E.2d 155, 157 (2001) (citing Penn Central Transp. Co. v. City of New York, 438 U.S. 104 (1978)).

73 Rick’s Amusement, Inc. v. State, 351 S.C. 352, 357, 570 S.E.2d 155, 157 (2001) (citing Concrete Pipe and Products of California, Inc. v. Construction Laborers Pension Trust for Southern California, 508 U.S. 602 (1993) and Westside Quik Shop, Inc. v. Stewart, 341 S.C. 297, 534 S.E.2d 270, cert. denied 531 U.S. 1029 (2000)).

74 Braden’s Folly, LLC, 439 S.C. at 199, 886 S.E.2d at 689.

75 Id. (quoting Dunes W. Golf Club, LLC v. Town of Mt. Pleasant, 401 S.C. 280, 317, 737 S.E.2d 601, 621 (2013) (cleaned up) (citation omitted)).

The second Penn Central factor—consideration of investment-backed expectations—has as its purpose to “limit recoveries to property owners who can demonstrate that they [invested in] their property in reliance on a state of affairs that did not include the challenged regulatory regime.”76 The burden under this factor of showing interference with reasonable, investment-backed expectations is a heavy one.77 Indeed, “[a] reasonable, investment-backed expectation must be more than a unilateral expectation or an abstract need,”78 and “legislation readjusting rights and burdens is not unlawful solely because it upsets otherwise settled expectations.”79 “Rather, courts will evaluate a property owner's reasonable, investment-backed expectations through an objective lens.”80 “The critical question is what a reasonable owner in the claimant's position should have anticipated;”81 in other words, to sustain a takings claim, the claimant must show that it had a “reasonable expectation” at the time the contract was entered into that the contract “would proceed without possible hindrance” arising from changes in government policy.82

The third and final Penn Central factor requires the court to “analyze the character of the government action, specifically, whether [it] is akin to an eminent domain action,” i.e., is the government action “functionally equivalent to the classic taking in which government directly appropriates private property or ousts the owner from his domain.”83 For example, an unconstitutional taking may more readily be found where the regulation causes “private property to be pressed into some form of public service under the guise of mitigating serious public harm,” whereas no Constitutional violation will be found where the regulation is merely a “public program adjusting the benefits and burdens of economic life to promote the common good.” 84 Therefore, the court must consider “the magnitude or character of the burden a particular regulation imposes upon private property rights as well as how any regulatory burden is distributed among property owners.”85

76 Braden’s Folly, LLC, 439 S.C. at 202, 886 S.E.2d at 691 (quoting Columbia Venture, LLC v. Richland Cnty., 413 S.C. 423, 449, 776 S.E.2d 900, 914 (2015) (internal alteration and quotation marks omitted)).

77 DeBenedictis, 480 U.S. at 493.

78 Braden’s Folly, LLC, 439 S.C. at 203, 886 S.E.2d at 691 (quoting Ruckelshaus v. Monsanto Co., 467 U.S. 986, 1005 (1984) (quoting Webb’s Fabulous Pharmacies, Inc. v. Beckwith, 449 U.S. 155, 161 (1980)).

79 Usery v. Turner Elkhorn Mining Co., 428 U.S. 1, 16 (1976).

80 Braden’s Folly, LLC, 439 S.C. at 203, 886 S.E.2d at 691.

81 Columbia Venture, LLC, 413 S.C. at 449, 776 S.E.2d at 914 (quoting Chancellor Manor v. U.S., 331 F.3d 891, 904 (Fed. Cir. 2003)) (internal alterations and quotation marks omitted)).

82 Chang v. United States, 859 F.2d 893, 897 (Fed. Cir. 1988).

83 Braden’s Folly, LLC, 439 S.C. at 210, 886 S.E.2d at 695 (internal quotation marks and citations omitted).

84 Braden’s Folly, LLC, 439 S.C. at 210, 886 S.E.2d at 695 (internal alterations, quotation marks and citations omitted).

85 Id.

We are not aware of any case law that addresses the applicability of the State Takings Clause in the context of a purported exercise by South Carolina of its police power to abrogate or impair contracts otherwise binding on the State.86 The outcome, thus, of any claim that interference by the State with the value of the Storm Recovery Property without compensation is unconstitutional would likely depend on factors such as the State interest furthered by that interference and the extent of financial loss to the Bondholders caused by that interference. Also relevant to a court’s inquiry would be the extent to which the Bondholders had a reasonable expectation that changes in government policy and regulation would not interfere with their investment. With respect to the last factor, we note that the Storm Damage Recovery Law expressly provides for the creation of Storm Recovery Property in connection with the issuance of the Bonds, and further provides that the Order, once final, is irrevocable.87 Moreover, through the State Pledge, the State has “pledge[d] and agree[d] with [the] bondholders” not to impair the value of the Storm Recovery Property.88 Given the foregoing, we believe that a South Carolina court would find that Bondholders very likely have reasonable investment-backed expectations in their investments in the Bonds.

In sum, based on our analysis of relevant judicial authority, it is our opinion, as set forth above and subject to the qualifications, limitations, and assumptions in this letter, that under the State Takings Clause, a reviewing South Carolina court of competent jurisdiction would hold that the State is required to pay just compensation to the Bondholders if the State’s repeal or amendment of the Storm Damage Recovery Law or any other action by the State in contravention of the State Pledge constituted a Taking. As noted earlier, in determining whether there is an undue interference, a South Carolina court would consider the nature of the governmental action and weigh the public purpose served by that action against the degree to which the action interferes with the legitimate property interests and distinct investment-backed expectations of the Bondholders. There can be no assurance, however, that any such award of just compensation would be sufficient to pay the full amount of principal and interest on the Bonds.

86 The Supreme Court of South Carolina has recognized a distinction between the State's exercise of eminent domain and its exercise of the police power. “[J]ust compensation is required in the case of the exercise of eminent domain but not for the loss by the property owner which results from the constitutional exercise of the police power.” S.C. State Highway Dept. v. Wilson, 254 S.C. 360, 365, 175 S.E.2d 391, 394 (1970). Although extensive, the state’s police power is not unlimited and cannot exceed constitutional and reasonable limits. Henderson v. Greenwood, 172 S. C. 16, 172 S. E. 689, 691-92 (1934) (noting “mere statement . . . that [law] is passed under the police power does not give [legislative body] carte blanche to pass an unreasonable [law] or one opposed to the Constitution or laws of the state” and that the “Legislature itself [does] not [have] the power to pass [] a drastic and unreasonable law under the guise of acting within the police power”).

87 S.C. Code Ann. § 58-27-1110(C)(5) (“Subsequent to the transfer of storm recovery property to an assignee or the issuance of storm recovery bonds authorized thereby, whichever is earlier, a financing order is irrevocable and, except for changes made pursuant to the formula-based mechanism authorized in this article, the commission may not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust storm recovery charges approved in the financing order.”).

88 S.C. Code Ann. § 58-27-1155(A).

III.	INJUNCTIVE RELIEF

In a challenge to Legislative Action under the State Contract Clause, we expect that a plaintiff would seek, among other potential remedies, an injunction preventing State officials from enforcing the provisions of such Legislative Action. A preliminary injunction would serve to delay the implementation of the Legislative Action pending the final resolution of the Contract Clause challenge, whereas a permanent injunction would prevent any future implementation of the Legislative Action once the court has resolved the merits of the litigation.

A.	The Availability of Preliminary Injunctive Relief in State Court

“Actions for injunctive relief are equitable in nature.”89 Injunctions are a drastic remedy that courts issue, in their discretion, to prevent irreparable harm suffered by the plaintiff.90 In South Carolina, to obtain a preliminary injunction, the moving party must show that (1) without such relief it will suffer irreparable harm, (2) it has a likelihood of success on the merits, and (3) there is no adequate remedy at law.91 Some South Carolina cases indicate that the plaintiff must suffer “immediate,” irreparable harm without the injunction.92 According to the Supreme Court of South Carolina, “an adequate remedy at law is one which is as certain, practical, complete and efficient to attain the ends of justice and its administration as the remedy in equity.93 “[I]n order to receive the aid of a Court of equity to enjoin a public corporation or department of government in the performance of actions or duties provided by statute, there must be allegations or showing that the public department or corporation has exercised its power in an arbitrary, oppressive or capricious manner.”94

The Supreme Court of South Carolina has stated:

. . . whether a wrong is irreparable, in the sense that equity may intervene, and whether there is an adequate remedy at law for a wrong, are questions that are not decided by narrow and artificial rules. The Courts proceed realistically if the threatened wrong involves actual damage; the mere uncertainty of fixing the measure of such damage to the injured party may itself be sufficient to justify the exercise of equitable jurisdiction; and if the available legal remedy in a given case reduces itself to a matter of words, rather than to a matter of efficacy, because of its impracticability, or because the threatened acts may continue during the progress of an action at law, or because successive actions at law would be necessary to protect the plaintiff’s rights, equity will hold that the existence of the legal remedy is not an obstacle to the exertion of the equitable power.95

89 Hipp v. S.C. Dep’t of Motor Vehicles, 381 S.C. 323, 324, 673 S.E.2d 416 (2009).

90 Scratch Golf Co. v. Dunes West Residential Golf Properties, Inc., 361 S.C. 117, 121, 603 S.E.2d 905, 907 (2004).

91 Poynter Invs., Inc. v. Century Builders of Piedmont, Inc., 387 S.C. 583, 586-87, 694 S.E.2d 15, 17 (2010).

92 See, e.g., Compton v. S.C. Dep’t of Corrections, 392 S.C. 361, 366, 709 S.E.2d 639, 642 (2011).

93 Santee Cooper Resort, Inc. v. S.C. Pub. Serv. Comm’n, 298 S.C. 179, 185, 379 S.E.2d 119 (1989).

94 Richland Cnty. v. S.C. Dep't of Revenue, 422 S.C. 292, 310, 811 S.E.2d 758, 768 (2018) (quoting Headdon v. State Highway Dep't, 197 S.C. 118, 14 S.E.2d 586, 588 (1941) (internal quotations omitted)).

95 Columbia Broadcasting System, Inc. v. Custom Recording Co., 258 S.C. 465, 477-78, 189 S.E.2d 305, 311-12 (1972) (quoting Kirk v. Clark, 191 S.C. 205, 4 S.E.2d 13 (1939)).

The decision to grant or deny a preliminary injunction is committed to the sound discretion of the trial court, and the court’s exercise of that discretion will not be overturned unless it is “clearly erroneous.”96 Unlike federal courts, South Carolina state courts have determined that “balancing the equities” is “neither necessary nor appropriate in a preliminary injunction case, where the three requirements (irreparable harm, success on merits, and inadequate remedy at law) are well established and clearly delineate the burden of proof and of persuasion” and that such balancing is “subsumed by the irreparable harm and inadequate remedy at law components of the three-part test.”97

Success on the Merits. For purposes of this opinion, and consistent with the assumptions above, we assume that a reviewing court would find a strong likelihood of success on the merits, i.e., that the Legislative Action is likely an Impairment. Thus, we examine only the two remaining elements of the standard for a preliminary injunction.

Irreparable Harm. Bondholders would also have to prove that, in the absence of an injunction, enforcement of the Legislative Action would cause them harm, such as the loss of expected payments or loss of bond value. Again, however, because an Impairment, by definition, is Legislative Action that operates to the detriment of Bondholders, we assume here that Bondholders could prove that they would be harmed without an injunction. Further, if scheduled payments are disrupted or bond values are depressed by Legislative Action before a trial on the merits, then the Bondholders can prove immediate harm. If, however, a trial on the merits could take place before such harm occurs, then the harm may not be immediate enough to support a preliminary injunction.98 We note, however, that federal courts in South Carolina have held that “any deprivation of constitutional rights for even minimal periods of time unquestionably constitutes irreparable injury.”99 Similarly, the Supreme Court of South Carolina has held that a violation of law supports irreparable harm.100

96 Atwood Agency v. Black, 374 S.C. 68, 72, 646 S.E.2d 882, 884 (2007).

97 Poynter Invs., Inc., 387 S.C. at 587, 694 S.E.2d at 17.

98 See, e.g., Roland Mach. Co. v. Dresser Indus., Inc., 749 F.2d 380, 386 (7th Cir. 1984).

99 See, e.g., Langham Branch Creek Quarry, LLC v. York Cnty., No. CV 0:22-0799-MGL, 2022 WL 1156875, at *6 (D.S.C. Apr. 19, 2022) (internal quotations omitted).

100 See Richland Cnty. v. S.C. Dep't of Revenue, 422 S.C. at 311, 811 S.E.2d at 768 (granting the Department of Revenue’s request for a preliminary injunction to enjoin the County from violating a law because “the taxpayers of Richland County would suffer irreparable harm if the County is not required to follow the law”).

No Adequate Remedy at Law. We have no actual knowledge of any other “adequate remedy at law” which Bondholders could pursue should the State or any agency or instrumentality of the State attempt to repeal or amend the Financing Act or the Financing Order or to take other action in a manner that alters, impairs, or reduces the rights of the Bondholders.

Based on the foregoing, the Bondholders may be able to obtain preliminary injunctive relief to prevent an unconstitutional Impairment if they are able to satisfy the standards referenced above for such, although much will depend on the particulars of the Legislative Action and whether any alternative remedy at law is available.

B.	The Availability of Permanent Injunctive Relief in State Court

If the Bondholders obtain a preliminary injunction (subject to the caveats described above) in a South Carolina court of competent jurisdiction, they may also be able to obtain a permanent injunction after succeeding at trial.

*    *    *    *    *    *    *

This opinion letter may not be relied on in any manner or for any purpose by any person other than the addressees listed on Schedule I hereto. Nor may any person rely on this opinion letter for any purpose other than the transactions described herein. This opinion letter may not be quoted, published, communicated, or otherwise made available in whole or in part to any person (including, without limitation, any person who acquires a Bond or any interest therein from an Underwriter), other than the addressees listed on Schedule I hereto, without our specific prior written consent, except that each of the Underwriters may furnish copies of this letter (1) to any of its accountants or attorneys, (2) to comply with any subpoena, order, regulation, ruling, or request of any judicial, administrative, governmental, supervisory, or legislative body or committee or any self-regulatory body (including any securities or commodities exchange or the Financial Industry Regulatory Authority, Inc.), (3) to any other person for the purpose of substantiating an Underwriter’s due diligence defense, and (4) as otherwise required by law. Provided, however, that none of the foregoing persons is entitled to rely hereon unless an addressee hereof, a copy of this opinion letter may be posted by or at the direction of DEC or the Issuer to an internet website required under Rule 17g-5 promulgated under the Securities Exchange Act of 1934, as amended, and maintained in connection with the ratings on the Bonds solely for the purpose of compliance with such rule or undertakings pursuant thereto made by DEC or the Issuer. Such permission to post a copy of this letter to such website shall not be construed to entitle any person, including any credit rating agency, who is not an addressee hereof to rely on this opinion letter.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to all references to our firm included in or made a part of the Registration Statement, the Preliminary Prospectus and the Final Prospectus. In giving the foregoing consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the related rules and regulations of the Commission.

This opinion letter is being issued as of the date hereof, and we assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the matters discussed herein, including any changes in applicable law which may hereafter occur.

Very truly yours,

/s/ Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

SCHEDULE I

ADDRESSEES

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

As Representatives of the Underwriters

Duke Energy Carolinas, LLC

525 South Tryon Street

Charlotte, North Carolina 28202

Duke Energy Carolinas SC Storm Funding LLC

525 South Tryon Street

Charlotte, North Carolina 28202

U.S. Bank Trust Company, National Association

190 S. LaSalle Street, 7th Floor

Chicago, Illinois 60603

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street, 24th Floor

New York, New York 10007

Attention: ABS/RMBS Monitoring Department

S&P Global Ratings, a division of S&P Global Inc.

55 Water Street, 40th Floor

New York, New York 10041

Attention: Structured Credit Surveillance